SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2015

           BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

(781) 376-5555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 24, 2015, Bridgeline Digital, Inc. (the “Company”) announced that Roger “Ari” Kahn, age 46, has been appointed to the position of Chief Operating Officer, effective immediately. As Chief Operating Officer, Mr. Kahn is responsible for sales, marketing, and service delivery teams.

In connection with Mr. Kahn’s appointment as the Company’s Chief Operating Officer, Mr. Kahn entered into an employment agreement, effective August 24, 2016 through September 30, 2016. The employment agreement provides Mr. Kahn with an annual base salary of $300,000 and the ability to earn a quarterly incentive bonus of $31,250. The employment agreement also provides that in the event Mr. Kahn’s employment is terminated by the Company without cause or if Mr. Kahn terminates his employment for good reason, he is entitled to receive severance benefits. Mr. Kahn will also participate in such equity-based and cash-based incentive programs as the Company may from time to time and make available to its executive officers, in accordance with the terms and conditions of such programs, as well as the Company’s other applicable employee benefits plans and programs.

Prior to joining the Company, Mr. Kahn was the co-founder of FatWire, a privately held, leading content management and digital engagement company. As the General Manager and Chief Technology Officer of FatWire, Mr. Kahn built FatWire into a global corporation. FatWire was acquired by Oracle in 2011. Mr. Kahn received his Ph.D. in Computer Science and Artificial Intelligence from the University of Chicago.

There is no arrangement or understanding between Mr. Kahn and any other person pursuant to which Mr. Kahn was selected as an officer. There are no family relationships among any of our directors or executive officers. Mr. Kahn has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On August 24, 2015, the Company issued a press release announcing Mr. Kahn’s appointment, a copy of which is attached hereto as Exhibit 99.1.

The information contained in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No. 99.1	Exhibit Description Press release issued by Bridgeline Digital, Inc. dated August 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.

(Registrant)

By: /s/Michael D. Prinn

Michael D. Prinn

Executive Vice President and

Chief Financial Officer

Date: August 27, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release issued by Bridgeline Digital, Inc. dated August 24, 2015